Exhibit 23

                        INDEPENDENT ACCOUNTANTS' CONSENT





We consent to the incorporation by reference in the Registration Statement #33-89062 of the Capital Savings Bancorp, Inc. 1993 Stock Option and Incentive Plan on Form S-8 of our report dated August 1, 1997, contained in this annual report on Form 10-KSB of Capital Savings Bancorp, Inc. for the year ended June 30, 1997.






/s/ Williams-Keepers LLP
Williams-Keepers LLP
Jefferson City, Missouri
September 25, 1997